SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of October __, 2007 by and among United Heritage Corporation, a Utah corporation (the “Company”), and the purchaser whose name and address is set forth on the signature page annexed hereto (the “Purchaser”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Subscription Application of the Purchaser of even date herewith (each a “Subscription Application”), and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Purchaser and the Purchaser desires to acquire from the Company that number of units of the Company’s securities (the “Units”) as are set forth on the Purchaser’s signature page annexed hereto, at a price of $24,000 per Unit, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby (the “Offering”); and

WHEREAS, each Unit consists of: (i) 32,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant, in the form attached hereto as Exhibit A, to purchase up to 52,253 shares of Common Stock, subject to certain vesting requirements, at an exercise price of $1.40 per share for a 5 year period commencing upon the Closing (collectively, “Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

AGREEMENT

Section 1. Sale and Issuance of Units.

1.1 Subject to the terms and conditions of this Agreement, and, with respect to issuance of the Common Stock underlying the Warrants, subject to stockholder approval as required under applicable laws and regulations, the Company has authorized the sale and issuance of up to twenty-five Units. At the Closing, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, the number of Units set forth on the Purchaser’s signature page hereto. The Company intends to enter into this same form of purchase agreement with certain other purchasers (collectively, the “Other Purchasers”) and expects to complete sales of Units to them. The maximum number of Units that the Company may sell to the Purchaser and Other Purchasers combined is twenty-five.

1.2 The aggregate purchase price for the Units to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth on the Purchaser’s signature page hereto.

Section 2. The Closing.

2.1 The closing of the sale and issuance to the Purchaser (the “Closing”) shall take place on or before October 26, 2007, or such other date as the Parties may mutually agree in writing, but in no event sooner than the date when all the closing conditions set forth in Section 5.1 hereof are satisfied (the “Closing Date”). On or before the Closing Date, the Purchaser shall deliver to Richardson & Patel, LLP as escrow agent (the “Escrow Agent”) in accordance with the Escrow Agreement annexed hereto as Exhibit B (the “Escrow Agreement”), immediately available funds via wire transfer or a certified check equal to the subscription amount set forth on the Purchaser’s signature page hereto.

2.2 At the Closing, the Company shall instruct its transfer agent to issue and deliver to the Purchaser certificates representing the Common Stock and the Warrants, against receipt by the Escrow Agent of a certified bank check or wire transfer in an aggregate amount equal to the Purchase Price for the Units set forth on the Purchaser’s signature page hereto.

Section 3. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Utah and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2 Authorization of Agreement, Etc.

The execution, delivery, and performance by the Company of its obligations under this Agreement, the Escrow Agreement, the Subscription Application, the Warrants and each other document or instrument contemplated hereby or thereby (collectively, the “Transaction Documents”) has been duly authorized by all requisite corporate action on the part of the Company; and this Agreement and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Issuance of Common Stock and Warrants.

The Common Stock component of the Units is duly authorized and, when paid for and issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and upon exercise of the Warrants; provided, however, the Warrants may not be exercised and no shares of Common Stock are issuable thereunder until the Company has obtained stockholder approval of the Warrants in accordance with applicable federal securities laws.

Section 4. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

4.1 Authorization of the Documents.

The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under the Transaction Documents, and the execution, delivery, and performance by the Purchaser of its obligations under the Transaction Documents has been duly authorized by all requisite action on the part of the Purchaser and each such Transaction Document, when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Investment Representations.

All of the representations, warranties, and information of the Purchaser as set forth in the Purchaser’s Subscription Application are incorporated by reference herein, shall be deemed to be a part hereof, and shall be true and correct at the Closing with the same force and effect as if made by the Purchaser as of the date thereof.

4.3 Access to Company Information.

The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that such Purchaser desires (including the opportunity to meet with the Company’s executive officers). The Purchaser has reviewed copies of all reports filed by the Company (the “Filings”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2005, which are available for review at www.sec.gov. The Purchaser further acknowledges that it is familiar with the contents of the Company’s Filings, including, without limitation, the risk factors contained in the Company’s annual report on Form 10-KSB for the fiscal year ended March 31, 2007, and that there is no further information about the Company that the Purchaser desires in determining whether to acquire the Units in this Offering.

Section 5. Closing Conditions; Covenants.

5.1 Closing Conditions.

(i) Minimum Subscriptions. It is a condition precedent to the Closing that the Escrow Agent shall have received binding subscriptions and immediately available funds of at least $500,000 from the Purchaser and Other Purchasers combined.

(ii) Consulting Agreement. Concurrent with or prior to the Closing, the Company will enter into a Consulting Agreement with DK True Energy Development Ltd, a Cyprus corporation and RTP Secure Energy Corp., a Delaware corporation (collectively, “Consultant”), in the form attached hereto as Exhibit C.

5.2 Covenants. As soon as practicable following the Closing, the Company shall use its reasonable best efforts to (i) obtain the written consent of the holders of at least a majority of its issued and outstanding capital stock (the “Consent”), in accordance with applicable federal securities laws and the rules and regulations of any national securities exchange or inter-dealer quotation system upon which the Company’s Common Stock is then traded, to approve the sale and issuance of (A) the Warrants and the Common Stock underlying the Warrants, and (B) not less than an aggregate principal amount of $3,000,000 of the Company’s equity or equity-linked securities in one or more financing transactions with qualified investors, and (ii) upon obtaining such Consent, to prepare and file with the Commission an Information Statement pursuant to Section 14(c) of the Exchange Act (the “Information Statement”), and cause the Information Statement to be transmitted to the holders of the Company’s Common Stock.

Section 6. Brokers and Finders.

The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby. The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser.

Section 7. Indemnification.

7.1 By the Purchaser.

The Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees, and agents and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(i) any breach of or inaccuracy in any of the Purchaser’s representations, warranties, or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby; and

(ii) any action, suit, or proceeding based on a claim that the Purchaser’s representations, warranties or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any current or former officer, director, employee, or agent of the Company under the Securities Act.

7.2 By the Company.

The Company hereby agrees to indemnify and defend (with counsel acceptable to the Purchaser) the Purchaser and, to the extent applicable, its officers, directors, employees, and agents and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(i) any breach of or inaccuracy in any of the Company’s representations, warranties, or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby; and

(ii) any action, suit, or proceeding based on a claim that the Company’s representations, warranties or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Purchaser or, if applicable, any current or former officer, director, employee, or agent of the Purchaser under the Securities Act.

Section 8. Registration of Common Stock Underlying the Warrants.

Subject to Rule 415(a)(1) of the Securities Act, the Company shall use its reasonable best efforts to file with the Commission, as soon as practicable thereafter, but in no event later than 180 days from the Closing Date, a registration statement (the “Registration Statement”) on Form SB-2, or other applicable form, providing for the resale of all shares Common Stock underlying the Warrants “Registrable Securities”). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable thereafter. All expenses incurred in connection with the registration of the Registrable Securities, including without limitation, all registration, filing, and qualifications fees, printing expenses, and fees and disbursements of counsel for the Company, shall be borne by the Company. The Company further agrees to maintain the effectiveness of the Registration Statement until the earlier of the date on which all of the Registrable Securities covered by the Registration Statement are sold or are then eligible for resale pursuant to Rule 144(k) under the Securities Act.

The Company may postpone for up to thirty (30) days the filing or the effectiveness of a Registration Statement if the Company reasonably determines that such Registration Statement would have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction.

Section 9. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, the Purchaser, and their respective successors and assigns.

Section 10. Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or verbal, among the Parties with respect thereto.

Section 11. Notices.

All notices, demands and requests of any kind to be delivered to any Party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

United Heritage Corporation
P.O. Box 11230
Midland, Texas 79702
Attention: Chief Executive Officer

with a copy to:

Richardson & Patel LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Attention Kevin Friedmann

if to the Purchaser, to:

at the address of the Purchaser set forth on the Purchaser’s signature page hereto;

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 12. Amendments.

This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except as evidenced by a written agreement duly executed by the Parties hereto.

Section 13. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Section 14. Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America located in the City of New York, Borough of Manhattan and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 15. Severability.

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 16. Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules annexed hereto are hereby made part of this Agreement in all respects.

Section 17. Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 18. Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 19. Expenses.

Upon receiving at least $500,000 in aggregate proceeds from the sale of Units, the Company will instruct the Escrow Agent to reimburse Consultant for up to an aggregate principal amount of $50,000 of due diligence, legal, accounting, appraisal, valuation and engineering expenses (including environmental assessments and reports) incurred by them, or by Petrosands Energy LLC, in connection with the transactions contemplated herein, in the Consulting Agreement or in other transactions previously negotiated by the parties with respect to the Company. In the event that the amount of the reimbursement is less than $50,000, the Company shall have the obligation to reimburse Consultant for any additional amounts with respect to such expenses, including, without limitation, appraisal and valuation costs subsequently incurred that relate to the Company’s issuance of warrants, provided that the total expenses reimbursed pursuant to this Section 19 shall not exceed $50,000. This provision shall survive the termination of this Agreement.

Except as otherwise set forth herein, each Party shall pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and any document or instrument contemplated hereby or thereby.

Section 20. Preparation of Agreement.

The Company prepared this Agreement and the Transaction Documents solely on its behalf. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

* * * * *

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

COMPANY: UNITED HERITAGE CORPORATION

By:
Name: Title:

[INTENTIONALLY LEFT BLANK]

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

[PURCHASER SIGNATURE PAGE TO UNITED HERITAGE CORPORATION SECURITIES PURCHASER AGREEMENT]

PURCHASER:

Name of Purchaser (Individual or Institution)	Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)	Signature of Individual Purchaser or Individual representing Purchaser

Address:

Telephone:

Telecopier:

Number of Units

Aggregate Purchase Price

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Escrow Agreement

EXHIBIT C

Form of Consulting Agreement